Exhibit 99.1

Unaudited Pro Forma Condensed Consolidated Financial Statements

On September 27, 2018, Bankers Life and Casualty Company (the “Ceding Company”), an Illinois insurance company and an indirect wholly owned subsidiary of CNO Financial Group, Inc. (the “Company”) entered into a reinsurance agreement (the “Transaction”) with Wilton Reassurance Company, a Minnesota insurance company (“Wilton Re”) pursuant to which Wilton Re will reinsure, on a 100% indemnity coinsurance basis, a block of the Ceding Company’s legacy (prior to 2003) nursing home and comprehensive long-term care business.

The Unaudited Pro Forma Condensed Consolidated Financial Statements included herein should be read in conjunction with the Company’s unaudited consolidated financial statements included in the Quarterly Report on Form 10-Q for the six months ended June 30, 2018, filed with the Securities and Exchange Commission (the “SEC”) on August 3, 2018, as well as the Company’s audited consolidated financial statements included in the Annual Report on Form 10-K filed with the SEC on February 23, 2018.

The Unaudited Pro Forma Condensed Consolidated Financial Statement of Operations for the six months ended June 30, 2018 and the year ended December 31, 2017 were derived from the historical consolidated statements of operations and the pro forma adjustments give effect to events that are directly attributable to the Transaction as if the Transaction occurred before January 1, 2017. The pro forma adjustments reflect adjustments that are factually supportable and are expected to have a continuing impact on the Company’s consolidated results of operations.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2018 was derived from the historical consolidated balance sheet and the pro forma adjustments give effect to events that are directly attributable to the Transaction as if the Transaction occurred on June 30, 2018.

The Unaudited Pro Forma Condensed Consolidated Financial Statements are presented based on information available upon closing of the Transaction and are not reflective of the Company’s financial position had the Transaction occurred on June 30, 2018 or of the Company’s results of operations during the periods presented had the Transaction occurred before January 1, 2017. Additionally, the Unaudited Pro Forma Condensed Consolidated Financial Statements do not reflect future events that are not directly attributable to the Transaction. Actual results during future periods may vary significantly from the results reflected in the Unaudited Pro Forma Condensed Consolidated Financial Statements included herein.

CNO FINANCIAL GROUP, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
for the six months ended June 30, 2018
(Dollars in millions, except per share data)

	Actual			Pro forma
	June 30,	Pro forma		June 30,
	2018	adjustments		2018
Revenues:
Insurance policy income	$1,319.7	$(89.5)	(i)	$1,230.2
Net investment income:
General account assets	657.3	(95.8)	(ii)	561.5
Policyholder and other special-purpose portfolios	48.5			48.5
Realized investment gains (losses)	(4.2)	1.5	(i)	(2.7)
Fee revenue and other income	32.8	9.5	(iii)	42.3
Total revenues	2,054.1	(174.3)		1,879.8
Benefits and expenses:
Insurance policy benefits	1,204.8	(143.2)	(i)	1,061.6
Interest expense	71.3			71.3
Amortization	132.9	(4.9)	(i)	128.0
Loss on extinguishment of borrowings related to
variable interest entities	3.8			3.8
Other operating costs and expenses	403.4	(13.1)	(i)	398.9
		8.6	(iii)
Total benefits and expenses	1,816.2	(152.6)		1,663.6
Income (loss) before income taxes	237.9	(21.7)		216.2
Income tax expense (benefit):
Tax expense (benefit) on period income	51.4	(4.6)	(iv)	46.8
Valuation allowance for deferred tax assets and
other tax items	—			—
Net income (loss)	$186.5	$(17.1)		$169.4
Earnings per common share:
Basic:
Weighted average shares outstanding	166.6	166.6		166.6
Net income (loss)	$1.12	$(0.10)		$1.02
Diluted:
Weighted average shares outstanding	168.8	168.8		168.8
Net income (loss)	$1.10	$(0.10)		$1.00

The accompanying notes are an integral part
of the unaudited pro forma condensed consolidated financial statements.

CNO FINANCIAL GROUP, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
for the year ended December 31, 2017
(Dollars in millions, except per share data)

	Actual			Pro forma
	December 31,	Pro forma		December 31,
	2017	adjustments		2017
Revenues:
Insurance policy income	$2,647.3	$(192.9)	(i)	$2,454.4
Net investment income:
General account assets	1,285.4	(191.6)	(ii)	1,093.8
Policyholder and other special-purpose portfolios	265.9			265.9
Realized investment gains	50.3	3.8	(i)	54.1
Fee revenue and other income	48.3	20.0	(iii)	68.3
Total revenues	4,297.2	(360.7)		3,936.5
Benefits and expenses:
Insurance policy benefits	2,602.7	(300.9)	(i)	2,301.8
Interest expense	123.7			123.7
Amortization	239.3	(10.3)	(i)	229.0
Loss on extinguishment of borrowings
related to variable interest entities	9.5			9.5
Other operating costs and expenses	841.5	(23.4)	(i)	836.3
		18.2	(iii)
Total benefits and expenses	3,816.7	(316.4)		3,500.3
Income (loss) before income taxes	480.5	(44.3)		436.2
Income tax expense (benefit):
Tax expense (benefit) on period income	162.8	(15.5)	(iv)	147.3
Valuation allowance for deferred tax
assets and other tax items	142.1	6.2	(v)	148.3
Net income (loss)	$175.6	$(35.0)		$140.6

Earnings per common share:
Basic:
Weighted average shares outstanding	170.0	170.0		170.0
Net income (loss)	$1.03	$(0.20)		$0.83
Diluted:
Weighted average shares outstanding	172.1	172.1		172.1
Net income (loss)	$1.02	$(0.20)		$0.82

The accompanying notes are an integral part
of the unaudited pro forma condensed consolidated financial statements.

CNO FINANCIAL GROUP, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
June 30, 2018
(Dollars in millions)

	Actual			Pro forma
	June 30,	Pro forma		June 30,
	2018	adjustments		2018
ASSETS
Investments	$26,955.9	$(3,220.9)	(vi)	$23,361.7
		(373.3)	(vii)
Cash and cash equivalents - unrestricted	639.3	(365.0)	(vi)	274.3
Cash and cash equivalents held by variable interest entities	106.4			106.4
Accrued investment income	252.5	(44.5)	(vi)	208.0
Present value of future profits and deferred acquisition costs	1,582.9	(63.7)	(viii)	1,582.9
		63.7	(ix)
Reinsurance receivables	2,127.4	2,824.0	(x)	4,951.4
Income tax assets, net	484.8	147.2	(xi)	592.0
		(105.0)	(xii)
		78.4	(vii)
		(13.4)	(ix)
Assets held in separate accounts	4.8			4.8
Other assets	318.2	8.2	(xiii)	326.4
Total assets	$32,472.2	$(1,064.3)		$31,407.9
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities for insurance products	$23,383.0	$(189.4)	(xiv)	$23,208.6
		15.0	(xv)
Other liabilities	654.2	13.5	(xvi)	667.7
Investment borrowings	1,646.3			1,646.3
Borrowings related to variable interest entities	1,418.1			1,418.1
Notes payable – direct corporate obligations	915.7			915.7
Total liabilities	28,017.3	(160.9)		27,856.4
Shareholders' equity:
Common stock ($0.01 par value, 8,000,000,000 shares authorized, shares issued and outstanding: June 30, 2018 – 164,433,085)	1.6			1.6
Additional paid-in capital	3,021.9			3,021.9
Accumulated other comprehensive income	700.2	(294.9)	(vii)	455.6
		50.3	(ix)
Retained earnings	731.2	(658.8)	(xvii)	72.4
Total shareholders' equity	4,454.9	(903.4)		3,551.5
Total liabilities and shareholders' equity	$32,472.2	$(1,064.3)		$31,407.9

The accompanying notes are an integral part
of the unaudited pro forma condensed consolidated financial statements.

CNO FINANCIAL GROUP, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Adjustments to the unaudited pro forma condensed consolidated statement of operations are summarized below:

(i)
To adjust historical earnings to remove the underwriting results and expenses of the block of nursing home and comprehensive long-term care insurance being ceded under a 100% indemnity coinsurance agreement.

The historical earnings included significant items related to the release of long-term care reserves (net of the reduction in insurance intangibles) in the ceded block due to the impact of policyholder actions following rate increases. Such significant items impacted earnings per share by $(.01) and $(.04) in the pro forma condensed consolidated statement of operations for the six months ended June 30, 2018 and the year ended December 31, 2017, respectively.

(ii)	To record lost investment income on amounts paid in conjunction with the Transaction.

(iii)
To record the fee income and estimated expenses related to the transition services agreement whereby the Company will provide certain services to the assuming company for a limited period not to exceed three years after the closing date.

(iv)	To recognize the tax benefit on the pro forma adjustments related to the ceded block at the Company’s pro forma incremental tax rate of 35 percent in 2017 and 21 percent in 2016.

(v)
The Tax Cuts and Jobs Act (the “Tax Reform Act”) reduced the corporate tax rate to 21 percent from 35 percent effective January 1, 2018. This adjustment revalues the deferred tax assets on the pro forma adjustments related to the ceded block at the newly enacted U.S. corporate tax rate which is required to be recognized in the year of enactment.

Adjustments to the pro forma condensed consolidated balance sheet are summarized below:

(vi)	To remove investments (at book value), cash and accrued investment income transferred to the assuming company in connection with the Transaction.

(vii)	To remove the impacts of the unrealized gains on investments transferred to the assuming company from accumulated other comprehensive income.

(viii)
To record the reduction to insurance intangibles resulting from measuring premium deficiencies on the ceded business as a block separate from the Company’s other long-term care business. The insurance intangibles related to this block are written off since there are no future earnings with 100 percent of the business being ceded.

(ix)
Adjustments to deferred acquisition costs, the present value of future profits and income taxes for changes to amounts that would be recorded if fixed maturities, available for sale, had been sold at fair value and the proceeds reinvested at current yields. These adjustments are necessary since a portion of these fixed maturities have been transferred to the assuming company and no loss recognition would occur if assets backing the retained long-term care block were sold.

(x)	To recognize the reinsurance receivable asset as a result of the completion of the Transaction.

(xi)	To record the tax benefit, before consideration of the increase to the valuation allowance, recognized in conjunction with the Transaction.

(xii)	To record the valuation allowance related to NOLs that are not expected to be utilized as a result of the loss recognized on the Transaction.

(xiii)	To recognize estimated contingent adjustments to the amount of assets transferred consistent with the terms of the reinsurance agreement.

CNO FINANCIAL GROUP, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(xiv)	To recognize the reduction in future loss reserves as a result of entering into the Transaction.

(xv)
To record the increase to insurance liabilities resulting from measuring premium deficiencies on the ceded business as a block separate from the Company’s other long-term care business. This amount represents the present value of the Company’s future costs for accounting for the reinsured block in its financial statements (which will not be offset by future profits since the block is being 100 percent ceded).

(xvi)	To recognize liabilities for various costs related to completing the Transaction.

(xvii)	To record the impact of the loss recognized as a result of entering into the Transaction.